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                                                                   Exhibit 10.25
                                                                   -------------


                           NONCOMPETITION AGREEMENT
                           ------------------------


     THIS NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into this 13th day of May, 1996, by and between Leggett & Platt, Incorporated, a Missouri corporation (the Company") and Bob L. Gaddy ("Shareholder").

                                   RECITALS
                                   --------

          A. Pace Holdings, Inc. and its subsidiaries, including Pace Industries, Inc. (the "Holdings Group"), are engaged in the business of manufacturing aluminum die casting products and related tool and die products (the "Business");

          B. Pursuant to a Merger Agreement by and among the Company, Pace Holdings, Inc., a Delaware corporation ("Holdings"), Pace Industries, Inc., an Arkansas corporation ("Pace") and L&P Acquisition Company-7, a Delaware corporation ("L&P Sub"), the Company is acquiring all the outstanding equity interests of Holdings;

          C. Shareholder owns an equity interest in Holdings, and as a material inducement to the Company to consummate the Merger Agreement and pay the Merger Consideration, Shareholder has agreed to enter into this Agreement;

          NOW, THEREFORE, in consideration of the above and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

          1. Noncompetition Restrictions. Shareholder agrees that during the period of five (5) years from the execution date of this Agreement (the "Restricted Period"), Shareholder will not, directly or indirectly:

               (a) engage or participate in any way, as an owner, officer, partner, member, employee, agent, independent contractor, board member, shareholder or otherwise, in any business activities competitive with or directly related to the Business anywhere in North America (the "Territory");

               (b) solicit or otherwise encourage any officer, employee, agent or independent contractor of the Company to terminate or alter his or her relationship with the Company or;

               (c) disturb or interfere with, in any way, as an owner, officer, partner, member, employee, agent, independent contractor, board member, shareholder or otherwise, the business relationships relating to the Business now existing or hereafter developed between the Holdings Group and any of its customers suppliers or other parties, or in any such capacity solicit orders from or propose to do any business competitive to the Holdings Group with any customer of the Holdings Group.
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                    (d)  Nothing in this Section 1 shall be construed to prevent
Shareholder from owning, as an investment, not more than five percent (5%) of a class of equity securities issued by any competitor of the Holdings Group listed on any national securities exchange or traded over the counter, provided Shareholder has no other connection or relationship, direct or indirect, with the issuer of such securities.

               2. Confidentiality. Shareholder agrees to keep secret and confidential, and not to use or disclose directly or indirectly to any third-parties, any of the Holdings Group's proprietary trade secret information or other confidential business information concerning the Holdings Group's Business. In addition to any common law or statutory restrictions upon Shareholder's use, disclosure or exploitation of confidential, proprietary or secret information of the Holdings Group, Shareholder agrees that it, he or she will not, directly or indirectly, use for himself or herself or use for, or disclose to, any party other than the Company, any secret, proprietary or confidential information or data regarding the Business, including, but not limited to, business or trade secrets, price lists, methods, formulas, know-how, customer identities, customer lists, manufacturing processes, product costs, marketing plans, research and development and financial information (collectively, the "Confidential Information").

               3. Third Party Beneficiaries. Shareholder acknowledges and agrees that any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with the Company is a third party beneficiary of this Agreement and shall have any and all rights as set forth in
Section 5 of this Agreement.

               4. Non-Waiver of Rights. The Company's failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by Shareholder or any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

               5. Company's Right to Injunctive Relief. In the event of a breach or threatened breach of any of duties and obligations of Shareholder under this Agreement, the Company shall be entitled, in addition to any other legal or equitable remedies the Company may have in connection therewith (including any right to damages that the Company may suffer), to a temporary, preliminary and/or permanent injunction restraining such breach or threatened breach. Shareholder specifically agrees that, in the event there is a question as to the enforceability of Section 1 hereof, Shareholder will not engage in any conduct inconsistent with or contrary to that Section

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Until after the question has been resolved by an final judgment of a court of competent jurisdiction.

               6. Invalidity of Provisions. In the event that any provision of this agreement is adjudicated to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited.

               7. Assignment. This Agreement shall be freely assignable by the Company to, and shall inure to the benefit of, any other corporate entity that shall succeed to all or a portion of the Business presently being conducted by the Company.

               8. Choice of Forum and Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

               9. Representations of Shareholder. Shareholder represents that the execution and delivery of this Agreement do not violate any other contractual obligation of Shareholder. Shareholder further agrees to defend, indemnify and hold harmless the Company against all claims, demands, losses, damages or expenses, including reasonable attorney's fees, suffered or incurred as a result of any violation of its or his respective representations contained in this Section 9.

               10. Right to Recover Costs. Shareholder undertakes and agrees that if it or he breaches or threatens to breach this Agreement, Shareholder shall be liable for any attorneys' fees and costs incurred by the Company i enforcing its rights hereunder.

               11. Amendments. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by the parties hereto.

               12. Tolling. Shareholder acknowledges and agrees that the running of the time period in Section 1 shall be tolled with respect to Shareholder during any period in which Shareholder violates that Section.

               13. Rule of Construction. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement.

               14. Headings. Section headings are provided in this Agreement for convenience only and shall not be deemed substantively alter the content of such sections.

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          15.  Counterparts.  This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          PLEASE NOTE: BY SIGNING THIS AGREEMENT, SHAREHOLDER IS HEREBY CERTIFYING THAT IT, HE OR SHE (A) RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT; (B) READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT; (C) HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AGREEMENT TO ASK ANY QUESTIONS IT, HE OR SHE HAD ABOUT THE AGREEMENT AND RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; AND (D) UNDERSTANDS ITS OR HIS OR HER RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT.


                                       LEGGETT & PLATT, INCORPORATED

                                       By: /s/ R. A. Jefferies, Jr.
                                          ------------------------------
                                       Name: R. A. JEFFERIES, JR.
                                            ----------------------------
                                       Title: SENIOR VICE PRESIDENT
                                             ---------------------------


                                       SHAREHOLDER


                                       /s/ Bob L. Gaddy
                                       ---------------------------------
                                       Name


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